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Exhibit 23.3

Consent of L.E.K. Consulting LLC

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the summarization of our report to Avant Immunotherapeutics, Inc. (the "Company"), dated June 7, 2002, that is contained on page 6 in the last sentence of Section C.2. of Item 1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed by the Company.

/s/ L.E.K. Consulting LLC	/s/ Michael Clabault C.O.O. for L.E.K. Consulting LLC
Boston, Massachusetts October 8, 2003

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Consent of L.E.K. Consulting LLC